Exhibit (a)(1)(D)
OFFER TO AMEND WEBSITE PAGES

Exhibit (9)(1)(D)
Employee Clicks on link to Log In

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Juniper NETWORKS

John Doe

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Stock Option Tax Correction Info NEW!

Internet

For Eligible Employees, Phoenix Page is Displayed (employees not eligible will receive a message that they have no problems at this time)
Employee must click on Tender Offer Terms & Conditions button for the “Accept Offer” and “Reject Offer” buttons to be enabled (Buttons are inactive, below)

Language included in the text area above the addendum/options history:
Please review and scroll through these instructions before proceeding.
Step 1: Review your options history. This history includes all options granted to you and if they are required to be adjusted. For options that do not require adjustment, the adjustment specific fields are blank.
Step 2: Review the terms and conditions of this offer. You must click on the terms and conditions document to proceed. You should consider reviewing this information with your tax advisor.
Step 3: Click to accept or reject the tender offer. You only need to click the button once. You are allowed to change your mind throughout the 20 business day offering period (or applicable longer period if we extend the offer), however the decision recorded as of the offer close (9:00 p.m., Pacific Time, on April 6, 2007, unless we extend the offer) will be the final decision.
You may click to print the document if you would like to review the offer on paper or to keep a record of your decision. Clicking Print will trigger the document to be emailed to your Juniper email address.

After the employee clicks on the “Election Agreement Terms and Conditions” button the Election Agreement Terms and Conditions displays. [Actual document to appear will be the Election Agreement Terms and Conditions not sample document pictured below.]

Stock Option Tax Correction - Microsoft Internet Explorer
http://psw-dev.jnpr.net/servlets/psportal/hr8tst/
http://www-int.juniper.net/legal/documents/insider_trading_policy_7_15_04.pdf - Microsoft Internet Explorer
http://www-int.juniper.net/legal/documents/insider_trading_policy_7_15_04.pdf
Sample Document
8.5 x 11 in
1 of 2
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STEP 2:
STEP 3:
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Employee clicks “Accept Offer” or “Reject Offer” Button

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	Granted	Grant	Grant	Date	Date	Adjust	Share	
NH103593	2000	05/28/2004	$20.95	06/03/2004	$21.55	2000	$0.60	$1260.00
00003774	5000	08/20/2004	$21.98	08/30/2004	$22.39	5000	$0.4'	$2152.50
0N164329	1200	02/08/2006	$18.96	N/A		N/A		
00107489	6500	01/19/2007	$19.51	N/A		N/A		

Total Cash Payment to Employee (USD): $3412.50

STEP 2: Review Election Agreement Terms and Conditions. (YOU MUST REVIEW IN ORDER TO PROCEED TO STEP 3)

Election Agreement Terms & Conditions

STEP 3: Click to ACCEPT or REJECT the offer

Accept Offer · Reject Offer · Page Print

*Election is not effective until the tender offer closes and Juniper accepts.

Juniper Tender Offer Statement

Email Submission Page

Communication Session Presentation

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Offer Status:

Status Date:

Updated by:

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start · 2:26 PM

Status is updated and Pop-up message is displayed

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John Doe

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	Granted	Grant	Grant	Date	Date	Adjust	Share	
NH103593	2000	05/28/2004	$20.95	06/03/2004	$21.55	2000	$0.60	$1260.00
00003774	5000							
0N164329	1200							
00107489	6500							

Microsoft Internet Explorer

IMPORTANT INFORMATION! PLEASE READ (2002...10)

Thank you for making your selection. You will receive an email confirmation shortly. For any further questions please contact http://tenderoffer.juniper.net

OK

STEP 2: Review Election Agree[ment]

Election Agreement

STEP 3: Click to ACCEPT or REJECT the offer

Accept Offer | Reject Offer | Page Print

*Election is not effective until the tender offer closes and Juniper accepts.

Juniper Tender Offer Statement

Email Submission Page

Communication Session Presentation

Communication Session Schedule

Offer Status: Accepted

Status Date: 03/00/2007 2:10:44PM

Updated by: Doe,John

Done | Internet

Email Confirmation message is received. Election Agreement Terms and Conditions is attached as a ..pdf

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From: stock-admin Sent: Thu 3/8/2007 2:43 PM
To: Laura Jordan
Cc:
Subject: Stock Option Tax Correction Information
Attachments: Election_Agreement.pdf(23KB)

Doe, John ,

Juniper has received your Election Agreement dated 08-MAR-07, by which you elected to have all of your outstanding tainted options amended in accordance with the terms of the Offer to Amend.
If you change your mind, you may withdraw your election as to all of your tainted options by completing and submitting a new Election Agreement via the Juniper intranet (at the website address: http://psw-dev.jnpr.net/servlets/psportal/hr8tst/?url=http://psw-dev.jnpr.net/servlets/iclientservlet/hr8tst/?ICType=Panel&Menu=ROLE_EMPLOYEE&Market=GBL&PanelGroupName=JN_EMP_STK_PHINX&RL=&target=main3, or by clicking on the "Stock Option Tax Correction Info" link located on both the intranet's Stock Administration page and PeopleSoft Employee Self Service Portal) and selecting the "Reject Offer" box on the Election Agreement. Alternatively, although we strongly prefer that you submit your Election Agreement online, you may submit a properly completed and signed Election Agreement (including both the intranet page containing the Addendum and the Election Agreement Terms and Conditions) in paper form by mail or fax, in accordance with the instructions in the Offer to Amend. You may mail or fax your paper form Election Agreement to: Stock Administration, Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089, U.S.A. or fax number (408) 936-1021. If you are unable to print your Election Agreement on Juniper's intranet, you may contact stockadmin@juniper.net to have your Election Agreement mailed to you. Only new Election Agreements that are complete, submitted and actually received by Juniper through the Juniper intranet or by mail or fax no later than 9:00 p.m., Pacific Time, on April 6, 2007 (unless the offer is extended) will be accepted; postmark by this date is not sufficient. Election Agreements submitted by hand delivery or e-mail are not permitted.
If you have questions concerning the submission of your Election Agreement, please go to the following location on Juniper's intranet: http://tenderoffer.juniper.net. Please note that Juniper's receipt of your Election Agreement is not by itself an acceptance of the options. For purposes of the offer, Juniper will be deemed to have accepted options with respect to which proper elections have been made and not properly withdrawn as of the date when Juniper gives written notice to the option holders generally of its acceptance of such options, which notice may be made by e-mail or other method of communication. Juniper's formal acceptance is expected to take place shortly after the end of the offer period.

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start | Inbox - Microsoft... | FW: Offer to A... | Juniper Network... | Project Phoenix | Microsoft Power... | Screen shots-T... | Stock Option Ta... | Stock Option Ta... | Microsoft Outlo... | https://outlook... | 2:44 PM Thursday 3/8/2007